Exhibit 5.1

Form of Opinion

            , 201

Acxiom Corporation

P.O. Box 8190

Little Rock, AR 72203-1000

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

I am acting as counsel to Acxiom Corporation, a Delaware corporation (the “Company”) in connection with the registration of              shares of the Company’s Common Stock, par value $0.10 per share (the “Shares”), all of which will be sold by certain selling stockholders (the “Selling Stockholders”), pursuant to a Registration Statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) on the date first set forth above.

In my capacity as counsel for the Company in connection with the registration of the Shares, I have examined the Registration Statement and originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purposes of rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, the authenticity of the originals of such documents and the legal competence of all signatories to such documents.

I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any state or jurisdiction other than, the Delaware General Corporation Law, which includes the statutory provisions thereof, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing, and the federal laws of the United States of America.

Based upon the foregoing, I am of the opinion that the Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto. In giving my consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Jerry C. Jones
Chief Ethics and Legal Officer, Executive Vice President and Assistant Secretary